                                                                    EXHIBIT 99.7

FIN Election Summary Guide - Final Clean Master 12/12/01

                                About This Guide

This Election Summary Guide is intended to explain the Stock Option Exchange Program and election process. It is not an offer to sell or a solicitation of an offer to buy stock. A detailed Stock Option Exchange Program Tender Offer statement is included in this package and contains all of the terms and conditions of the Stock Option Exchange Program. This Summary Guide does not contain complete information regarding the Stock Option Exchange Program. Therefore, you should read and carefully consider the information contained in the Tender Offer Statement, the country-specific insert, and the election form included with this package because they contain important information not covered in this Summary Guide. Options which may be issued to employees in certain countries through the Stock Option Exchange Program are specifically conditioned on receiving the necessary government or regulatory approvals, and complying with local legal requirements and any conditions imposed by the local government or regulatory agency. In the event that any such approval is not obtained, or conditions are imposed by any such government or agency, Kodak reserves the right to modify, condition, restrict or rescind any such grant, including, without limitation, modification of the grant date or grant price.

This program does not represent a contract of employment nor requires the company to continue your employment until the new grant date.

If there are any inconsistencies between the terms of the Stock Option Exchange Program Tender Offer statement and this Summary Guide, the terms of the Tender Offer statement, as amended from time to time, will control.

We reserve the right to suspend, amend or terminate the Stock Option Exchange Program Tender Offer statement at any time for any reason. If we amend the Stock Option Exchange Program Tender Offer statement to extend the election period, the grant date for the new options may also be extended.

You may want to consult your own tax or financial advisor before electing to participate in the Stock Option Exchange Program. See especially the information under the heading "Risk Factors" in the Tender Offer Statement.


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Table of Contents

         Introduction

         Support Resources

         What is the Stock Option Exchange Program?

         Why Do I Get This Choice?

         Who is Eligible to Participate?

         What Terms Apply to the New Options?

         How Does the Exchange Work?

         Understanding Your Personal Statement

         What Happens If I Leave?

         What if I Decide Not To Participate?

         How Do I Elect to Participate?

         Can I Change My Election?

         Questions & Answers

         Glossary

Additional Inserts

         Personal Statement

         Election Form

         Country Supplement

         Stock Option Exchange Program Tender Offer Statement


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Introduction

Improving Kodak's business performance goes hand-in-hand with rewarding and recognizing our employees who make these improvements happen. On November 30, 2001, Kodak announced the Stock Option Exchange Program, which is intended to increase your opportunity to realize value from your stock options. This voluntary program allows you to cancel all of your current options in exchange for new options to be granted on or about August 26, 2002.

We are pleased to provide you with the following information about the Stock Option Exchange Program. Participation in the Exchange Program is completely your choice. Neither the company nor any of its employees may advise you about what decision you should make.

This guide will help you with your choice by outlining the program considerations, as well as the steps you'll need to take if you elect to participate. You'll also be given access to other decision-support tools to further assist you in making an informed choice.

In the back of this guide, you'll find a list of important questions and answers about the program and a glossary of commonly used terms. Also included with this guide are the following inserts:

     o Personal Statement detailing your list of current stock options (see page X for details).

     o Election Form to be used only if you choose to enroll in the program via fax or mail. Electronic enrollment is also available to most employees through the Stock Option Exchange web site. Complete election details are found on page X.

     o    Country Supplement outlining important country-specific information.

     o Stock Option Exchange Program Tender Offer Statement - a detailed legal document about the program required to comply with the U.S. Securities and Exchange Commission (SEC) regulations. This document and any amendments are available on the Exchange Program web site or by calling the Stock Option Exchange Hotline for a hard copy. It is also available without charge from the SEC on their web site at: www.sec.gov.

Support Resources

You have a number of resources available to you throughout the election period to ensure that your decision is an informed one. Support resources include:

Stock Option Exchange Program Web Site:

          o    On Kodak's Intranet at: hrglobalid.kodak.com
          o    On the Internet at: www.soep.kodak.com

Available 24-hours a day, 7-days a week. The site includes:

     Complete details and election materials. To make an election or access your Personal Statement, you will need your 8-digit Global ID number (provided on your Personal Statement found within this package) and your 5-digit Personal Identification Number (PIN) sent to you in a separate mailing.

     An Exchange Calculator. This easy-to-use, personalized program lets you compare the estimated value of your current options and the new options by entering:

     o    the expected grant price
     o    an estimated future price of Kodak stock
     o    the dollar amount between each example


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     Instructions for non-English speaking employees are available on the web site.

Stock Option Exchange Hotline:

                    Inside Kodak, Knet:  224-4503
                    Toll-Free (U.S. & Canada):  1-866-854-7887
                    Long-Distance: *  1-585-724-4503
                    *Use of this number will incur long-distance charges. Translation services for non-English speaking employees are available.

         Hours:     Monday, Tuesday & Wednesday:
                    9:00 a.m. - 8:00 p.m., Eastern Time (U.S.)
                    Thursday & Friday:
                    9:00 a.m. - 5:00 p.m., Eastern Time (U.S.)

If, after reading this material, you have questions regarding the Stock Option Exchange Program, you can call the Hotline. Staffed with trained representatives, the Hotline is available to assist you if:

o    You lost, or did not receive your election package or PIN number.

o You need clarification or explanation regarding the terms and conditions of the program, as outlined in these printed materials.

--------------------------------------------------------------------------------
IMPORTANT: The Hotline cannot assist you in your decision-making process, nor can they provide you with counseling or additional information beyond what is provided in your print materials. Also, the Program is governed solely by the terms outlined in the Stock Option Exchange Program Tender Offer statement and cannot be modified, or considered modified, by any information provided by the Hotline.
--------------------------------------------------------------------------------


What is the Stock Option Exchange Program?

For many years, Kodak has offered eligible employees worldwide a variety of stock option programs intended to recognize, reward and motivate performance. These programs give eligible employees stock options that could increase in value as Kodak's stock value increased. In 1998 and 2000, Kodak issued stock options to all eligible employees worldwide. Because Kodak's stock price has decreased, the perception is that the company's stock options currently have no value. Therefore, they are no longer serving their intent.

To respond, Kodak created the Stock Option Exchange Program. This program gives eligible employees of Kodak and its participating subsidiaries worldwide a one-time choice to cancel all of their current stock options and exchange them for new options to be issued on or about August 26, 2002 (new grant date). The new options will have a grant price equal to the fair market value of Kodak's common stock on the new grant date - giving participating employees the potential for a lower grant price than their current options. The number of new options received is based on the grant prices and number of shares of your current options (see page 6 for details). In most cases, the vesting and expiration dates of your new options will be the same as your current options.
Note: All Stock Option Exchange Program references to "stock options" also apply to Stock Appreciation Rights (SARs). In some countries, SARs are granted as an alternative to stock options.

                                 -----------------------------------------------
                                                Exchange Program Election Period
                                            January 28, 2002 - February 22, 2002

                                            All elections must be received by no
                                             later than 11:59 p.m., Eastern Time
                                                     (U.S.) on February 22, 2002
                                 -----------------------------------------------


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Why Do I Get This Choice?
Providing all eligible employees with this choice allows Kodak to:

o reinvigorate your perception of Kodak's stock options as a meaningful form of motivation, recognition, and compensation,

o    acknowledge your continued dedication through challenging times, and

o    encourage your commitment to help Kodak build profitable growth.


Who Is Eligible to Participate?
All employees of Kodak* and participating subsidiaries who:

o    on January 28, 2002 hold Kodak stock options, and

o are continually employed by Kodak or a participating subsidiary throughout the election period, and o did not, before the end of the election period, elect to leave the company or receive a notice of termination. To receive the new options, you must remain continuously employed through the new grant date.

* The six highest-ranking officers of the company are not eligible to participate in the Exchange Program.

What Terms Apply to the New Options?

Where possible, the same terms* that apply to your current stock options will remain in effect for your new options, including vesting dates and option expiration dates (outlined on your Personal Statement, included within this package). For example, if you currently hold an option with a vesting date of March 23, 2003, and an expiration date of March 22, 2010, your new option will also have a vesting date of March 23, 2003 and an expiration date of March 22, 2010.

The terms that change under the Exchange Program are:

     o The number of options - the number of options issued will depend on the exchange ratio.

     o The grant date - The new grant date for all the new options will be on or about August 26, 2002.

     o The grant price - All new options will have a grant price equal to the fair market value of Kodak's common stock on the new grant date.

     o Country-specific terms - In some countries, the new options may be subject to different rules than those applicable to the current options. Be sure to carefully review your country-specific supplement, included within this package, to assess tax implications or special country rules that may apply to your new options.

* Terms and conditions may vary by country.

How Does the Exchange Work?

If you participate in the Stock Option Exchange Program, you elect to cancel ALL of your current options in exchange for new options that will all have one, new grant price. Your current options will be canceled on February 22, 2002, the last day of the election period. The price of all of your


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new options will be equal to the fair market value of Kodak's common stock on the new grant date (on or about August 26, 2002). The number of new options you receive will be based on the grant price and number of shares of your current options.

Here's how it works:

If you have the global stock option grants issued to all eligible employees in 1998 and 2000, they will both exchange at a 1.5-for-1 ratio, even though the grant prices are different. This means that for every 1.5 options you cancel, you will receive 1 new option. The total number of new options you will receive as part of the Stock Option Exchange Program is calculated as follows:


----------------------------------------------------------------------------------------------------
Grant Date           Grant Price      Current Options         Exchange Ratio        New Options
----------------------------------------------------------------------------------------------------
1998                 $66              100                     1.5-for-1             67
----------------------------------------------------------------------------------------------------
2000                 $54              100                     1.5-for-1             67
----------------------------------------------------------------------------------------------------
Total Options                         200                                           134
----------------------------------------------------------------------------------------------------


Stock options other than the two global stock option grants outlined above will be exchanged at a ratio based on the grant price of each option. To illustrate how the exchange ratio works, we'll assume that each grant includes 100 options as follows:

----------------------------------------------------------------------------------------------------------------------
      Current Grant Price                Current Options                   Exchange Ratio              New Options
                                          (example only)                                            (example only)
----------------------------------------------------------------------------------------------------------------------
         Less than $37                         100                           1-for-1                      100
----------------------------------------------------------------------------------------------------------------------
          $37 - $57.99                         100                          1.5-for-1                     67
----------------------------------------------------------------------------------------------------------------------
          $58 - $69.99                         100                           2-for-1                      50
----------------------------------------------------------------------------------------------------------------------
          $70 - $78.99                         100                          2.5-for-1                     40
----------------------------------------------------------------------------------------------------------------------
         $79 or greater                        100                           3-for-1                      33
----------------------------------------------------------------------------------------------------------------------
         Total Options                         500                                                        290
----------------------------------------------------------------------------------------------------------------------

Note: New options will be issued in whole numbers. If the exchange conversion yields a fractional amount of options, we will round up (.50 or over) or down (.49 and under) to the nearest whole number with respect to each option.


--------------------------------------------------------------------------------
 Although you have fewer options, these options may provide the opportunity for real compensation more quickly than your current options.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
            If you participate in the Stock Option Exchange Program,
    you will cancel all of your current options in exchange for new options.
        You cannot elect to cancel some of your options, but not others.
--------------------------------------------------------------------------------

Remember, to receive the new options, you will have to remain continuously employed through the new grant date.

--------------------------------------------------------------------------------
 The actual number of new options you will receive, if you choose to participate in the Exchange Program, has been calculated for you
(based on your current options) and is included on your Personal Statement found within this package. A guide to understanding your Personal
                          Statement is found on p. X.
--------------------------------------------------------------------------------

Price Affects Value

Although the total number of new options received through the Stock Option Exchange Program will, in most cases, be less than the total number of your current options, you have the increased potential to realize greater value from these new options if the new grant price is less than that of your current options.


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Determining whether your current options or the new options will have greater value for you depends on two key factors:

     o    the grant price of the new options and
     o    Kodak's future stock price

To assist you in your decision-making, you may want to calculate what your options might be worth if you keep your current options or if you exchange them for the new options.

To help you do so, let's look at an example that uses the two global stock option grants issued to all employees in 1998 and 2000 (see example on p. X). For comparison purposes, we'll use stock prices of $50, $80, and $110 and an assumed new grant price of $40 (actual grant price for exchanged options will be determined on the new grant date - on or about August 26, 2002).


---------------------------------------------------------------------------------------------------------------------
                                             KEPT CURRENT OPTIONS                        EXCHANGED OPTIONS
                                              100 Options at $54                       134 New Options at $40
                                              100 Options at $66
---------------------------------------------------------------------------------------------------------------------
                                                     GAIN
                                   Since option prices are both higher than
$50 STOCK PRICE                           $50, Gain is $0 per option              $50 - $40 = $10 per option gain

                                                POTENTIAL VALUE                           POTENTIAL VALUE
                                         $0/option X 200 options = $0            $10/option X 134 options = $1,340
---------------------------------------------------------------------------------------------------------------------
                                                     GAIN

$80 STOCK PRICE                           $80 - $54 = $26 per option              $80 - $40 = $40 per option gain
                                          $80 - $66 = $14 per option
                                                POTENTIAL VALUE                           POTENTIAL VALUE
                                   $26/option X 100 options =      $2,600
                                   $14/option X 100 options =      $1,400
                                                                   ------
                                   Total Potential Value    =      $4,000         $40/option X 134 options = $5,360
---------------------------------------------------------------------------------------------------------------------
                                                     GAIN

        $110 STOCK PRICE                  $110 - $54 = $56 per option             $110 - $40 = $70 per option gain
                                          $110 - $66 = $44 per option

                                                POTENTIAL VALUE                           POTENTIAL VALUE
                                   $56/option X 100 options =      $5,600
                                   $44/option X 100 options =      $4,400
                                                                   ------
                                   Total Potential Value    =     $10,000         $70/option X 134 options = $9,380
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   It's important to note that the above chart is based on different potential stock prices and an assumed grant price for the new options. Since no one can predict what the fair market value of Kodak's stock will be at any time in the future, all calculations
    regarding the potential value of your stock options (current or new) are purely speculative. To estimate how different assumptions affect your personal options, consider using the Exchange Calculator (see page X for details). You may also want to consult with your tax or financial advisor.
--------------------------------------------------------------------------------

Understanding Your Personal Statement
Included with this package is a personal statement that outlines the:

1.   Grant date: The date you were awarded your stock option.
2.   Number of current options: The options you currently hold.
3. Original Grant price: The price you would pay per option, regardless of the market price.
4. Vesting date:* On or after this date, you may exercise your option until the expiration date.


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5.   Option expiration date:* The last date you may exercise your option. Your right to purchase shares expires on this date.
7.   Exchange Ratio: This is used to calculate the number of new options.
8. Number of new options: The options available to you if you elect to participate in the Exchange Program.
* All dates are displayed as month/day/year

           (Insert picture of Personal Statement with arrow references to the above areas (see Quark Express file)

What Happens If I Leave?

Please refer to the table below to find out how your options may be impacted if you elect to participate in the Exchange Program.

------------------------------------------------------------------------------------------------------------------
                              Before the Close of the Election Period      After the Close of the Election Period
If you. . .                             (February 22, 2002)              (after February 22, 2002) and Leave Prior
                                                                                   to the New Grant Date
                                                                               (on or about August 26, 2002)
------------------------------------------------------------------------------------------------------------------
o        resign

o        elect to retire

                                     Your election to participate in the       All current options remain canceled and
o        elect to                         Exchange Program is voided.               no new options will be received.
         transfer to a joint
         venture                        The termination rules of your current
                                     options will determine whether you keep
o        are notified                                 them.
         that you will be
         terminated*

o        go out on
         Long-Term Disability

o        die

o        terminate for
         cause or any other
         reason
------------------------------------------------------------------------------------------------------------------

* If you are notified after the close of the election period and leave before the new grant date, you will be eligible for a special, one-time payment, in accordance with your country's severance policy.

Note: If you transfer between Kodak and a participating subsidiary, or between participating subsidiaries, you remain eligible to participate.

What if I Decide Not to Participate?

If you decide to keep your current options, and do not want to participate in the Stock Option Exchange Program, simply do nothing. You do not need to reply if you do not want to participate. No response from you will mean that your current options remain in effect under the original terms and conditions of those options.


How Do I Elect to Participate?

                                            ------------------------------------
                                                Exchange Program Election Period
                                            January 28, 2002 - February 22, 2002
                                            ------------------------------------


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                                           -------------------------------------
                                           All elections must be received by no
                                             later than 11:59 p.m., Eastern Time
                                                     (U.S.) on February 22, 2002
                                           -------------------------------------

Your election must be received by no later than 11:59 p.m., Eastern Time (U.S.) on February 22, 2002 to participate in the Stock Option Exchange Program. You can make your election in one of the following ways:

o    Stock Option Exchange Web Site:
     o    On Kodak's Intranet at: hrglobalid.kodak.com
     o    On the Internet at: www.soep.kodak.com

     This quick and easy electronic method will provide you with the information and materials you need to make your election. You will receive an immediate confirmation of your election. You will be required to enter your 8-digit Global ID number and a 5-digit Personal Identification Number (PIN) before you can enter your election. Your Global ID number is located on your Personal Statement included with this package. Your PIN number has been mailed to you separately. If you do not receive your PIN number within a few days of receipt of this package, call the Stock Option Exchange Hotline.

     Note:  This method may not be available in some countries.


o Fax: Sign the Election Form included within this package and fax it to one of the following numbers:

               Inside Kodak, Knet: 271-1227
               Toll-Free (U.S. &Canada): 1-800-719-3206
               Long-Distance:* 1-212-994-0710
               *Use of this number will incur long-distance charges.

     Your election will be confirmed after the election period ends.

o    Intracompany Mail: Sign and return the Election Form and mail to:

                                            Digital Document Imaging (SOEP)
                                            1st Floor, Bldg. 800
                                            Kodak Park
                                            Mail Code: 23809

o Standard Mail. Sign and return the Election Form in a stamped envelope addressed to:

                                            Digital Document Imaging (SOEP)
                                            460 Buffalo Road
                                            Rochester, NY  14652-3809
                                            USA

     Given recent mail delays, if you choose to return your election form through the mail, be sure to allow sufficient time for it to arrive. Kodak will only accept your election if it is received at either of the above addresses by no later than 11:59 p.m. Eastern Time (U.S.) on February 22, 2002. Your election will be confirmed after the election period ends.


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Can I Change My Election?

You may change your election to participate in the Exchange Program only one time during the election period as follows:

Go to the Stock Option Exchange Web Site

          o    You can make your change electronically at this site, OR

          o If you are in a country that does not allow electronic elections, print out a Change Form and either fax or mail it back. OR

Call the Stock Option Exchange Hotline to request a Change Form.

     Note: Hotline representatives will not be available after 5:00 p.m. (Eastern Time, U.S.) on February 22. Therefore, if you need to request a Change Form, you must do so prior to 5:00 p.m.

          o    You can submit your Change Form in any of the ways listed above.

Your change must be received by no later than 11:59 p.m. Eastern Time (U.S.) on February 22, 2002. Therefore, it is not recommended that you change your election via intracompany or standard mail.


Questions & Answers

1. What is the benefit of participating in the Exchange Program? If the new grant price (the average of the high and low selling prices for Kodak stock on the New York Stock Exchange on the date the new options are issued) is lower than the grant prices of your current options, the potential value of the new options may increase.

2. What happens if the new grant price is higher than the price of my current options? There is a possibility that the new grant price will be higher than the grant price of your current options. In this case, the new stock options will have less value than your current ones.

3. Why can't I receive my new options immediately after my old options are canceled? If Kodak granted your new options earlier than six months and one day after the date your old options are canceled, the company would be subject to significant accounting charges that could negatively impact the company's reported earnings.

4. Can I cancel some but not all of my current stock options? No. By electing to participate in the Exchange Program, you cancel all your stock options in exchange for new options granted on or about August 26, 2002.

5.   Why don't I get the same number of options I trade in?
     The exchange ratios are based on a commonly accepted valuation model (Black-Scholes). We chose this method to be equitable to employees, the company and shareholders.

6. If I elect to participate in the Exchange Program, can I change my mind later? You may change your election to participate only one-time during the election period as described on p. X of this guide.

7. Do I need to do anything if I don't want to participate in the Exchange Program? No. Your current options will remain in effect under the existing terms and conditions of those options.

8.   Do I need to find my original certificates to participate?


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     No. If you elect to participate, your current stock options will be automatically canceled and a new statement will be issued after the new grant date.

9.   Where can I get more information about the Exchange Program?

     Refer to the "Support Resources" section of this guide found on page X for a complete list of available information and helpful resources.

10. I received a grant of stock options in the fourth quarter of 2001. Will these options also be exchanged?

     Yes. These options must be exchanged if you elect to participate in the program.

11.  When will the new options vest?

     Where possible, the new options will have the same vesting dates as the current options that are exchanged.

12.  When will the new options be granted?

     The new options will be granted on the later of August 26, 2002 or six months and one day following the date current options are canceled.

13.  Why doesn't Kodak simply reprice the current options?

     Due to financial accounting rules, repricing current options could require Kodak to incur significant charges that could reduce reported earnings. This could have a negative impact on Kodak's stock price performance.

14. Will I have to pay additional taxes if I exchange my current options through the Exchange Program?

     Generally, if you exchange your current options for new options, you will not be required to pay additional taxes as a result of the exchange. However, different countries have different rules regarding tax implications around Exchange Program participation. Be sure to refer to your country-specific supplement included with this package to find out how your options may be impacted within your country.

15. What happens if I exchange my current options and I am on a leave of absence on the new grant date?

     If you exchange your current options and they are canceled through the Exchange Program and you are on an authorized leave of absence on the new grant date, you will receive the new options only if you return to active employment with Kodak or one of its subsidiaries before August 25, 2003. In that event, your new options will be issued as of the day you return to active employment. The grant price of the new options will be the fair market value of Kodak stock on the day you return to active employment.

16. What happens if I elect to participate in the Exchange Program and am notified before the end of the election period that I will be laid off, but I find another job at Kodak after the election period ends?

     If you are notified before the end of the election period that you will be laid off and you do not accept another job at Kodak or a participating subsidiary until after the election period ends, your election to participate will be voided and you will keep your current options.

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Glossary *

Exercise

Once vested, you use your options to buy shares of Kodak stock. You are "exercising" your right to buy stock at the grant price on the date the grant was issued.

Expiration Date

The date your option expires.

Fair Market Value

The average of the high and low market price of Kodak stock on the New York Stock Exchange (NYSE) on a particular day. The Fair Market Value of Kodak stock on the grant date will determine your new grant price, if you exchange your options.

Grant Date

The date your option is awarded to you. For the Stock Option Exchange Program, the grant date will be on or about August 26, 2002.

Grant Price

The fair market value of Kodak stock on the grant date.

Personal Identification Number (PIN)

This is your private 5-digit number to provide security when accessing personal information on the Stock Option Exchange web site.

Stock Appreciation Rights (SARs) In some countries, stock options cannot be awarded to employees due to country-specific rules and regulations. In these cases, Kodak awards an alternative called a Stock Appreciation Right (SAR).

Stock Options

The right to buy stock in the future at a specified price within a set period of time. In this guide the terms "stock options" and "options" are used interchangeably.

Stock Price

The price of Kodak stock on the New York Stock Exchange (NYSE) at a specified period of time.

Vested

The completion of a specified waiting period, after which you may exercise your stock option.

Vesting Date

You may exercise your stock option on or after this date.

Vesting Period

The length of time or waiting period before an option may be exercised.

* Terms and conditions may vary by country


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                        Exchange Program Election Period
                      January 28, 2002 - February 22, 2002
                        All elections must be received by
                            no later than 11:59 p.m.,
                    Eastern Time (U.S.) on February 22, 2002.

--------------------------------------------------------------------------------
    It is your responsibility to ensure that your election is completed and returned in a timely manner. If you want to participate in the program, we encourage you to submit your election early.
       If you miss the deadline, you will keep your current stock options and your election to participate in the Exchange Program will not be accepted.
--------------------------------------------------------------------------------



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